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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan of Theravance, Inc. of our report dated May 21, 2004 (except for Note 14 and paragraph 39 of Note 2, as to which the dates are May 27, 2004 and September 27, 2004, respectively) with respect to the consolidated financial statements of Theravance, Inc. for the year ended December 31, 2003 included in its Registration Statement (Form S-1 No. 333-116384), filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Palo Alto, California October 4, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM